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EXHIBIT (23)

INDEPENDENT AUDITORS' CONSENT


Board of Directors and Stockholders of Uni-Marts, Inc.
State College, Pennsylvania

We consent to the incorporation by reference in Registration Statements No. 333-69136, No. 333-07697 and No. 333-24903 of
Uni-Marts, Inc. on Form S-8 of our report dated December 29, 1997 appearing in the Annual Report on Form 10-K of Uni-Marts, Inc. for the year ended September 30, 1997.



/S/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania

January 12, 1998